Exhibit 99.3

Investor Relations:

Jess Lubert

Juniper Networks

(408) 936-3734

jlubert@juniper.net

Media Relations:

Leslie Moore

Juniper Networks

(408) 936-5767

llmoore@juniper.net

JUNIPER NETWORKS ANNOUNCES INCREASED STOCK BUYBACK AUTHORIZATION

Additional $1 Billion Buyback Authorization

SUNNYVALE, Calif., October 24, 2019 - Juniper Networks (NYSE: JNPR), a leader in secure, AI-driven networks, today announced that its Board of Directors has approved a $1 billion stock buyback authorization increase, adding to the existing buyback authorization, which has $900 million remaining for a total of $1.9 billion. Juniper plans to enter a $200 million accelerated share repurchase program (“ASR”) in Q4 2019 and intends to continue to be opportunistic with its share repurchases thereafter.

“Our increased stock buyback authorization reinforces our ongoing commitment to delivering total shareholder value,” said Ken Miller, chief financial officer, Juniper Networks. “The increase in the buyback authorization, and anticipated ASR program reflect our confidence in our ability to generate cash and our long-term strategy.”

Juniper will continue to review its capital return policy over time, subject to capital availability, company financial performance, economic outlook and other relevant considerations. The stock buyback program, which has no expiration date, may be terminated or suspended at any time.

Juniper today also reported preliminary financial results for the three months ended September 30, 2019 and provided its outlook for the three months ending December 31, 2019. Additional details can be found in the Investor Relations section of the Company’s website.

About Juniper Networks

Juniper Networks challenges the inherent complexity that comes with networking in the multicloud era. We do this with products, solutions and services that transform the way people connect, work and live. We simplify the process of transitioning to a secure and automated multicloud environment to enable secure, AI-driven networks that connect the world. Additional information can be found at Juniper Networks (www.juniper.net).

Investors and others should note that the Company announces material financial and operational information to its investors using its Investor Relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter account @JuniperNetworks and the Company’s blogs as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The social media channels that the Company intends to use as a means of disclosing information described above may be updated from time to time as listed on the Company’s Investor Relations website.

Juniper Networks, the Juniper Networks logo, Juniper, and Junos are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Safe Harbor

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook, our future financial and operating results, including our ability to generate cash flow; our expectations regarding the use of our stock repurchase authorization, including entering into an accelerated share repurchase program in Q4 2019; and our overall future prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending by our customers, including Cloud providers and Service Providers; the network capacity requirements of our customers and, in particular, Cloud and telecommunication service providers; contractual terms that may result in the deferral of revenue; the timing of orders and their fulfillment; manufacturing and supply chain costs, constraints, changes or disruptions; availability and pricing of key product components; delays in scheduled product availability; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; product defects, returns or vulnerabilities; significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the Tax Cuts and Jobs Act, and judicial or administrative interpretation of tax regulations; legal settlements and resolutions; the potential impact of activities related to the execution of capital return, restructurings and product rationalization; the impact of import tariffs, depending on their scope and how they are implemented; and other factors listed in Juniper Networks’ most recent report on Form 10-Q or 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this press release.